EXHIBIT 4.15

     Neither this Warrant nor the shares of Common Stock issuable on exercise of this Warrant have been registered under the Securities Act of 1933. None of such securities may be transferred in the absence of registration under such Act or an opinion of counsel to the effect that such registration is not required.

                              THE BIOBALANCE CORP.

                                     WARRANT

DATED AS OF: October 21, 2001

Number of Shares:  10,000  Exercisable  as  follows:
                     1191  Immediate
                      383 On the first of every month during the term of the Consulting Agreement


Holder:  Dr.  Kursheed  JeeJeebhoy
         69  Boulton  Drive
         Toronto,  Ontario
         Canada  M4V  2V5

THIS CERTIFIES THAT the holder of this Warrant ("Holder") is entitled to purchase from THE BIOBALANCE CORP. a Delaware corporation (hereinafter called the "Company"), at the exercise price per share set forth below the number of shares of the Company's common stock set forth above ("Common Stock"). The exercise price of this Warrant is $1.50 per share. The warrants expire on the second anniversary of the date hereof.

1.   Adjustment  Provisions.  This  Warrant  is  subject  to  the  following
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     further  provisions:

     (a) If the Company shall at any time while the Warrant remains outstanding issue Common Stock by way of dividend or other distribution on any stock of the Company or effect a stock split or reverse stock split of the outstanding shares of Common Stock, the Purchase Price shall be proportionately decreased in the case of such issuance (on the day following the date fixed for determining shareholders entitled to receive such dividend or other distribution) or such stock split or increased in the case of such reverse stock split (on the date that such stock split or reverse stock split shall become effective), by multiplying the Purchase Price in effect immediately prior to the stock dividend, stock split or reverse stock split by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately prior to such stock dividend, stock split or reverse stock split, and the denominator of which is the number of shares of Common Stock outstanding immediately after such stock dividend, stock split or reverse stock split.

     (b) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a change in par value or as a result of an issuance of Common Stock by way of dividend or other distribution or of a stock split or reverse stock split), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company issuable upon exercise of this Warrant) or in case of any sale or


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     conveyance  to another corporation or other change of outstanding shares of
     Common Stock of the Company issuable upon exercise of the Warrant) or in case of any sale or conveyance to another corporation of the property of the Company as a entirety or substantially as an entirety, the Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance that the Holder would have obtained had he or it exercised this Warrant immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section shall similarly apply to successive consolidations, merger, sales and conveyances.

     (c) If the Company shall at any time during the term of the PSB Agreement, issue Common Stock (including securities convertible into or exercisable for shares of Common Stock) or sell any shares of its Common Stock for a consideration per share less than $1.00 (as adjusted for future stock splits, stock dividends and recapitalizations) (the "Original Purchase Price"), then the Original Exercise Price will be reduced to equal the price per share paid by such investor (the "Future Purchase Price"). Additional warrants will be issued by the Company such that the combined number of warrants (the original warrants plus adjustment warrants) shall equal the number of warrants obtained by dividing the original investment by Future Exercise Price.

     (d) If the Company shall declare or pay a dividend or other distribution on any Common Stock, by way of distribution of assets or spin-off (but other than a dividend payable solely in shares of Common Stock or a periodic cash dividend payable out of the Company's net income), then the Purchase Price will be reduced to a price determined by multiplying such Purchase Price by a fraction, (x) the numerator which shall be the fair market value of a share of Common Stock immediately prior to declaration of such dividend or distribution (the "initial value") less the fair market value of such dividend or distribution applicable to a share of Common Stock, in each case as determined in good faith by the Board of Directors of the Company and (y) the denominator of which shall be the aforesaid initial value.

     (e) Upon any adjustment of Purchase Price pursuant to this Section, the Holder shall thereafter (until another such adjustment) be entitled to purchase upon the exercise of the Warrant with respect to which such adjustment occurred, at the new Purchase Price thereof, the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares of stock initially issuable upon exercise of such Warrant by the Purchase Price thereof in effect on the date hereof and dividing the product so obtained by the new Purchase Price thereof.

2. This Warrant and the Common Stock issuable on exercise of this Warrant (the "Underlying Shares") may be transferred, sold, assigned or hypothecated, only if registered by the Company under the Securities Act of 1933 (the "Act") or if the Company has received from counsel to the Company a written opinion to the effect that registration of the Warrant or the Underlying Shares is not necessary in connection with such transfer, sale, assignment or hypothecation. The Warrant and the Underlying Shares shall be appropriately legended to reflect this restriction and stop transfer instructions shall apply. The Holder shall through its counsel provide such information as is reasonably necessary in connection with such opinion.

3.   REGISTRATION  RIGHTS
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     (a) Piggy-Back Registration Rights. If, at any time the Company proposes to
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     prepare  and  file  a  registration  statement or post-effective amendments thereto covering the Common Stock of the Company for the Company or for selling stockholders of the Company (other than in connection with a merger or acquisition, pursuant to Form S-8 or successor form (collectively, the "Statement"), the Company will give written notice by registered mail or facsimile at least ten (10) days prior to the filing of each such Statement, to the Holder or Holders of the Warrant or warrant Shares of its intention to do so. If the Holder or Holders of the Warrant or Warrant Shares notify the Company within five (5) days after receipt of any such notice ofits or their desire to include all Warrant Shares in the Company owned by such Holder in such proposed Statement, the Company shall afford such Holder or Holders the opportunity to have all such Warrant Shares registered under such Statement at the Company's sole cost and expense and at no cost expense to such Holder or Holders; provided, however, that if, in written opinion of the Company's managing underwriter, the inclusion of the Warrant Shares, when added to the Common Stock being registered by the Company and any other selling stockholders participating in such underwritten offering, will exceed the maximum amount of the Company's Common Stock which can be marketed, (i) at a price reasonably affecting the entire offering, then the current market value, or (ii) without otherwise materially adversely affecting the entire offering, then the Company may exclude from such offering all or a portion of the Warrant Shares requested to be registered, such exclusion to be proportionate with any other selling stockholder. A Holder or Holders may not elect register only a portion of its or their shares.

     The Company agrees to use its best efforts to cause such Statement to be filed and to become effective, and to keep the Prospectus included in such Statement, current either through the filing of periodic reports under the Exchange Act, or by filing Post-Effective Amendments to the Statement, so as to permit the public sale of the Warrant Shares for a period of six (6) consecutive months from the date such Statement is declared effective by the Securities and Exchange Commission. The Holder or Holders acknowledge, however, that prior to effecting any sales of the Warrant Shares, the Holder or Holders will confirm with the Company that the Prospectus included in the Statement is up-to-date and that such shares may be lawfully sold. The Holder of the Warrant Shares has no other registration rights with respect to the underlying Warrant Shares except those rights specified in Sections 3(a) and 3(b) of this Warrant.

     Notwithstanding the provisions of this Section 3(a), the Company shall have the right at any time after it shall have given written notice pursuant to this Section 3(a) (irrespective of whether a written request for inclusion of any such Warrant Shares shall have been made) to elect not to file any such proposed Statement, or to withdraw the same after the filing but prior to the effective date thereof.

     (b)  Demand  Registration Rights. In the event that the Warrants shares are
          ----------------------------
     excluded from registration as described in 3(a) above, the Company will at its own expense file a registration statement at the next earliest possible date following completion of its offering and include the shares underlying the Warrants. Such registration statement may be a post effective amendment, registration under Form S-3 or any other registration process available to it under current or then existing SEC guidelines. It is hereby expressly agreed to between the parties that the Company shall, as soon as practicable but in any event within 90 days following the initial registration, cause a registration statement of the Common Stock underlying the Warrants to be filed under the Securities Exchange Act with respect to an offering, in part, of the Registrable Securities (a "Demand Registration"). In the event that the Registration Statement is not filed by the 90th day following the


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     offering,  the Company agrees that it is in default under the terms of this
     Agreement. The Holder shall have all rights and remedies available to him to seek damages as well as to seek specific performance.

4.   Any permitted assignment of this Warrant shall be effected by the Holder by
     (i) executing the form of assignment at the end hereof, (ii) surrendering the Warrant for cancellation at the office of the Company, accompanied by the opinion of counsel to the Company referred to above; and (iii) unless in connection with an effective registration statement which covers the sale of this Warrant and or the shares underlying the Warrant, delivery to the Company of a statement by the transferee (in a form acceptable to the Company and its counsel) that such Warrant is being acquired by the Holder for investment and not with a view to its distribution or resale; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder) new Warrants representing in the aggregate rights to purchase the same number of Shares as are purchasable under the Warrant surrendered. Such Warrants shall be exercisable immediately upon any such assignment of the number of Warrants assigned. The transferor will pay all relevant transfer taxes. Replacement warrants shall bear the same legend as is borne by this Warrant.

4(a) The term "Holder" should be deemed to include any permitted record transferee of this Warrant.

5. The Company covenants and agrees that all shares of Common Stock which may be issued upon exercise hereof will, upon issuance, be duly and validly issued, fully paid and non-assessable and no personal liability will attach to the holder thereof. The Company further covenants and agrees that, during the periods within which this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock for issuance upon exercise of this Warrant and all other Warrants.

6. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

7. In the event that as a result of reorganization, merger, consolidation, liquidation, recapitalization, stock split, combination of shares or stock dividends payable with respect to such Common Stock, the outstanding shares of Common Stock of the Company are at any time increased or decreased or changed into or exchanged for a different number or kind of share or other security of the Company or of another corporation, then appropriate adjustments in the number and kind of such securities then subject to this Warrant shall be made effective as of the date of such occurrence so that the position of the Holder upon exercise will be the same as it would have been had it owned immediately prior to the occurrence of such events the Common Stock subject to this Warrant. Such adjustment shall be made successively whenever any event listed above shall occur and the Company will notify the Holder of the Warrant of each such adjustment. Any fraction of a share resulting from any adjustment shall be eliminated and the price per share of the remaining shares subject to this Warrant adjusted accordingly.

8. The rights represented by this Warrant may be exercised at any time within the period above specified by (i) surrender of this Warrant (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (ii) payment to the Company of the exercise price for the number of Shares specified in the above-mentioned purchase form together with applicable stock


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     transfer  taxes,  if  any,  or,  Warrants of the Company with a fair market value equal to the Purchase Price in payment of the Purchase Price for the number of whole shares specified. For purposes of making payment of the Purchase Price by way of Shares of Common Stock of the Company or Warrants of the Company, the fair market value of any share of Common Stock shall be equal to the closing price of a Share of Common Stock of NASDAQ or other principal exchange on which such Shares are listed as of the business day immediately prior to the day of exercise and the fair market value per Share of any Warrant shall be equal to the difference between the aforesaid closing price per Share and the Purchase Price of the Warrant; provided however, that if at the time of determination the Shares are not listed, then the fair market value per share shall be deemed to have a value as determined by a good faith determination of the Board of Directors of the Company. and (iii) unless in connection with an effective registration statement which covers the sale of the shares underlying the Warrant, the delivery to the Company of a statement by the Holder (in a form acceptable to the Company and its counsel) that such Shares are being acquired by the Holder for investment and not with a view to their distribution or resale.

9. The certificates for the Common Stock so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten (10) business days after all requisite documentation has been provided, after the rights represented by this Warrant shall have been so exercised, and shall bear a restrictive legend with respect to any applicable securities laws.

     This Warrant shall be governed by and construed in accordance with the laws of the State of New York. The New York courts shall have exclusive jurisdiction over this instrument and the enforcement thereof. Service of process shall be effective if by certified mail, return receipt requested. All notices shall be in writing and shall be deemed given upon receipt by the party to whom addressed. This instrument shall be enforceable by decrees of specific performances well as other remedies.

     IN WITNESS WHEREOF, THE ZIG ZAG CORP. has caused this Warrant to be signed by its duly authorized officers under Its corporate seal, and to be dated as of the date set forth above.

                                      THE  BIOBALANCE  CORP.


                                By________________________________


                                Title:  __________________________


                                Date:_____________________________


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